Contact: Merilee Raines, Chief Financial Officer, 1-207-556-8155

FOR IMMEDIATE RELEASE

IDEXX Laboratories Announces Second Quarter Results

WESTBROOK, Maine, July 25, 2008— IDEXX Laboratories, Inc. (NASDAQ: IDXX), today reported that revenue for the second quarter of 2008 increased 18% to $280.6 million from $237.0 million for the second quarter of 2007. Diluted earnings per share (“EPS”) for the quarter ended June 30, 2008 were $0.63, compared to $0.34 for the same period in the prior year. Second quarter 2007 results included several discrete items detailed in the accompanying non-GAAP reconciliation table that reduced reported EPS by $0.10. There were no adjustments to EPS related to discrete items in the second quarter of 2008. Diluted EPS grew 43% when compared to second quarter 2007 non-GAAP diluted EPS of $0.44.

“Our results for both the second quarter and the first half of the year demonstrate the consistency of our revenue and profit model. The economic environment contributed to slightly slower organic revenue growth compared to recent quarters after taking into account exceptional revenues from one of our pharmaceutical products; however, we had strong earnings growth and above plan operating margins,” said Jonathan W. Ayers, Chairman and Chief Executive Officer. “We continue to see solid revenue trends overall, particularly in the companion animal veterinary market, and we have raised our earnings per share guidance for the full year of 2008, even as we remain somewhat cautious about the economic outlook.”

“We also continue to achieve milestones in the controlled launch of our next generation point-of-care instrument systems, Catalyst Dx™ and SNAPshot Dx™. We are gaining customer experience with the early placements and, as part of the controlled launch process, are incorporating refinements in the instruments’ design and software, all while building a backlog of orders for higher volume shipments in the second half of the year.”

Revenue Performance

Companion Animal Group (“CAG”) revenue for the second quarter of 2008 increased 19% to $230.8 million from $194.0 million for the second quarter of 2007. Acquisitions of reference laboratories contributed less than 1% to CAG revenue growth and changes in foreign currency exchange rates contributed an additional 4%. Growth for the quarter adjusted for acquisitions and foreign currency exchange rates was 15%. The increase in CAG revenue was due to increased sales volume across all lines of business, most notably in our pharmaceuticals business where incremental sales of PZI VET®, our insulin product for the treatment of diabetic cats, contributed an estimated $10 million, or 5%, to CAG revenue growth. In the second quarter we announced that we would be discontinuing this product because the raw material is no longer available, which resulted in the subsequent sale of all of our remaining PZI VET® inventory.

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 2 of 13

Water segment revenue for the second quarter of 2008 increased 18% to $20.2 million from $17.1 million for the second quarter of 2007 as higher sales volume offset lower average unit sales prices driven by changes in regional sales mix. Higher sales volumes reflected the distribution of water testing kits manufactured by Invitrogen Corporation under an arrangement that commenced in September 2007, which contributed 8% to Water revenue growth. Changes in foreign currency exchange rates also added 4% to Water revenue growth.

Production Animal Segment (“PAS”) revenue for the second quarter of 2008 increased 15% to $21.5 million from $18.7 million for the second quarter of 2007 as higher livestock diagnostics sales volume offset lower average unit sales prices resulting from increased price competition. Changes in foreign currency exchange rates contributed 11% to PAS revenue growth.

Year-to-Date Results

Year-to-date revenue increased 18% to $529.6 million from $448.2 million for the six months ended June 30, 2007. Revenue for the six months ended June 30, 2008, adjusted for the impacts of acquisitions and foreign currency exchange rates, increased 12%.

Year-to-date diluted EPS increased 61% to $1.06 from $0.66 for the six months ended June 30, 2007. Non-GAAP diluted EPS of $1.04 grew 33% when compared to 2007 non-GAAP diluted EPS of $0.78.

Additional Operating Results for the Second Quarter

Gross profit for the second quarter of 2008 increased $37.0 million, or 32%, to $151.3 million from $114.2 million for the second quarter of 2007. Gross margin increased to 54% from 48%. Gross margin in the second quarter of 2007 was depressed by the write-off of inventory and prepaid royalties related to our Navigator pharmaceutical product.

Research and development (“R&D”) expense for the second quarter of 2008 was $18.3 million compared to $17.3 million for the second quarter of 2007. As a percentage of revenue, R&D expense was 7% in both the second quarter of 2007 and 2008. R&D expense growth reflected higher personnel costs due, in part, to increased headcount and increased corporate research and development resources dedicated to software for information management. These increases were partly offset by a decrease in product development spending related to our Catalyst Dx™ and SNAPshot Dx™ analyzers, which were launched in the first quarter.

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 3 of 13

Selling, general and administrative (“SG&A”) expense for the second quarter of 2008 was $74.1 million, or 26% of revenue, compared to $64.4 million, or 27% of revenue, for the second quarter of 2007. Growth in SG&A expense reflected increased headcount and worldwide expansion of sales, marketing and customer support resources as well as the unfavorable impact of exchange rates on foreign currency denominated expenses.

Supplementary Analysis of Results

The accompanying financial tables provide more information concerning our revenue and other operating results for the three and six months ended June 30, 2008, as well as a reconciliation of non-GAAP diluted EPS to earnings per share.

Outlook

The Company offers the following revised guidance for the full year of 2008:

•	Revenue is expected to be $1.06 billion to $1.07 billion, updated from guidance of $1.06 billion to $1.075 billion provided in April of this year, which represents revenue growth of 15% to 16%.

•	Diluted EPS are expected to be $1.89 to $1.92, updated from guidance of $1.84 to $1.87 provided in April of this year, which represents EPS growth of 29% to 32%.

•
Non-GAAP diluted EPS are expected to be $1.87 to $1.90, reflecting growth of 18% to 20%. Non-GAAP diluted EPS excludes the impact of discrete income tax benefits in 2008 and acquisition-related purchase accounting and acquisition integration costs and the write-down of certain pharmaceutical assets in 2007.

Conference Call and Webcast Information

IDEXX Laboratories will be hosting a conference call today at 9:00 a.m. (eastern) to discuss its second quarter results. To participate in the conference call, dial 612-332-0530 or 800-288-8968 and reference confirmation code 954295. An audio replay will be available through August 1, 2008 by dialing 320-365-3844 and referencing replay code 954295.

The call will also be available via live or archived Webcast on the IDEXX Laboratories' web site at www.idexx.com.

About IDEXX Laboratories

IDEXX Laboratories, Inc. is a leader in companion animal health, serving practicing veterinarians around the world with innovative, technology-based offerings, including a broad range of diagnostic products and services, practice management systems and pharmaceuticals. IDEXX products enhance the ability of veterinarians to provide advanced medical care and to build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for the production animal industry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs more than 4,500 people and offers products to customers in over 100 countries.

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 4 of 13

Note Regarding Forward-Looking Statements

This press release contains statements about the Company’s business prospects and estimates of the Company’s financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations of future events as of the date of this press release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Factors that could cause or contribute to such differences include the following: the Company’s ability to develop, manufacture, introduce and market new products and enhancements to existing products; the effectiveness of the Company’s sales and marketing activities; disruptions, shortages or pricing changes that affect the Company’s purchases of products and materials from third parties, including from sole source suppliers; the Company’s ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; the impact of competition, technological change, and veterinary hospital consolidation on the markets for the Company’s products; the Company’s ability to manufacture complex biologic products; the effect of government regulation on the Company’s business, including government decisions about whether and when to approve the Company’s products and decisions regarding labeling, manufacturing and marketing products; the impact of distributor purchasing decisions on sales of the Company’s products that are sold through distribution; changes or trends in veterinary medicine that affect the rate of use of the Company’s products and services by veterinarians; the effects of deep or sustained economic weakness on pet owner decisions regarding pet health care; the Company’s ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; the effects of operations outside the U.S., including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions; and the loss of key employees. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and quarterly report on Form 10-Q for the quarter ended March 31, 2008, in the section captioned "Risk Factors.”

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 5 of 13

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2008	2007	2008	2007
Revenue:	Revenue	$280,570	$237,046	$529,644	$448,201
Expenses and
Income:	Cost of revenue	129,310	122,825	248,548	225,401
	Gross profit	151,260	114,221	281,096	222,800
	Sales and marketing	44,214	36,747	88,215	72,329
	General and administrative	29,881	27,690	59,702	53,839
	Research and development	18,274	17,317	35,569	33,288
	Income from operations	58,891	32,467	97,610	63,344
	Interest expense, net	643	834	1,128	806
	Income before provision for income taxes	58,248	31,633	96,482	62,538
	Provision for income taxes	18,884	9,969	29,567	19,847
Net Income:	Net income	$39,364	$21,664	$66,915	$42,691
	Earnings per share: Basic	$0.66	$0.35	$1.11	$0.69
	Earnings per share: Diluted	$0.63	$0.34	$1.06	$0.66
	Shares outstanding: Basic	60,029	61,697	60,448	61,984
	Shares outstanding: Diluted	62,440	64,400	63,017	64,758

Historical share and per share data has been retroactively restated to reflect the additional shares of common stock that were distributed on November 26, 2007 as a result of the two-for-one split of our outstanding common stock.

IDEXX Laboratories, Inc. and Subsidiaries
Key Operating Information (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2008	2007	2008	2007
Key Operating	Gross profit	53.9%	48.2%	53.1%	49.7%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	26.4%	27.2%	27.9%	28.2%
revenue):	Research and development expense	6.5%	7.3%	6.7%	7.4%
	Income from operations (1)	21.0%	13.7%	18.4%	14.1%

International	International revenue (in thousands)	$113,928	$94,098	$217,256	$174,967
Revenue:	International revenue as a percentage of
	total revenue	40.6%	39.7%	41.0%	39.0%

(1) The sum of individual items may not equal the total due to rounding.

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 6 of 13
IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Three Months Ended
			Income from				Earnings per Share
	Gross Profit		Operations		Net Income		Diluted
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007	2008	2007	2008	2007

GAAP measurement	$151,260	$114,221	$58,891	$32,467	$39,364	$21,664	$0.63	$0.34
% of revenue	53.9%	48.2%	21.0%	13.7%	14.0%	9.1%
Write-downs of certain pharmaceutical
assets (1)	-	10,138	-	10,138	-	6,392	-	0.10
Acquisition-related purchase accounting
and acquisition integration costs (2)	-	644	-	808	-	528	-	0.01
Non-GAAP comparative measurements(3)	$151,260	$125,003	$58,891	$43,413	$39,364	$28,584	$0.63	$0.44
% of revenue	53.9%	52.7%	21.0%	18.3%	14.0%	12.1%

Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified events, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the write-down of certain pharmaceutical assets is not indicative of future performance because significant costs of a similar nature are not likely to recur within a reasonable period. We believe that we do not have other large inventory investments where the relationship of inventory to current sales volume creates significant exposure to valuation risk. During the second quarter of 2007, we recognized a $9.1 million write-down of raw materials inventory and a $1.0 million write-off of a prepaid royalty license associated with Navigator® paste, a nitazoxanide product for the treatment of equine protozoal myeloencephalitis. We have written down these assets because the third-party contract manufacturer of finished goods recently gave notification that it will discontinue manufacturing the product in 2009. Additionally, product sales have been significantly lower than projected. Due in part to an estimated production volume which is low, we believe that we will not be able to enter into a replacement manufacturing arrangement on economically feasible terms and that we will not be able to obtain the product after termination of the existing manufacturing arrangement. We applied the statutory income tax rate of the applicable tax jurisdiction to calculate the after-tax impact of this discrete item.

(2) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items.

(3) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 7 of 13

IDEXX Laboratories, Inc. and Subsidiaries
Non-GAAP Financial Measures
Amounts in thousands except per share data (Unaudited)

	Six Months Ended
			Income from				Earnings per Share
	Gross Profit		Operations		Net Income		Diluted
	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007	2008	2007	2008	2007

GAAP measurement	$281,096	$222,800	$97,610	$63,344	$66,915	$42,691	$1.06	$0.66
% of revenue	53.1%	49.7%	18.4%	14.1%	12.6%	9.5%
Write-downs of certain pharmaceutical
assets (1)	-	10,138	-	10,138	-	6,392	-	0.10
Acquisition-related purchase accounting
and acquisition integration costs (2)	-	1,892	-	2,242	-	1,432	-	0.02
Discrete income tax benefits(3)	-	-	-	-	(1,472)	-	(0.02)	-
Non-GAAP comparative measurements(4)	$281,096	$234,830	$97,610	$75,724	$65,443	$50,515	$1.04	$0.78
% of revenue	53.1%	52.4%	18.4%	16.9%	12.4%	11.3%

Management believes adjusted diluted EPS is a useful non-GAAP financial measure to evaluate the results of ongoing operations, excluding significant specified events, period over period, and therefore believes that investors may find this information useful in addition to the GAAP results.

We use these supplemental non-GAAP financial measures to evaluate the Company's comparative financial performance. The specified items that are excluded in these non-GAAP measures are actual charges that impact net income and cash flows, however, we believe that it is useful to evaluate our core business performance period over period excluding these specified items, in addition to relying upon GAAP financial measures.

(1) We believe that the write-down of certain pharmaceutical assets is not indicative of future performance because significant costs of a similar nature are not likely to recur within a reasonable period. We believe that we do not have other large inventory investments where the relationship of inventory to current sales volumes creates significant exposure to valuation risk. During the second quarter of 2007, we recognized a $9.1 million write-down of raw materials inventory and a $1.0 million write-off of a prepaid royalty license associated with Navigator® paste, a nitazoxanide product for the treatment of equine protozoal myeloencephalitis. We have written down these assets because the third-party contract manufacturer of finished goods recently gave notification that it will discontinue manufacturing the product in 2009. Additionally, product sales have been significantly lower than projected. Due in part to an estimated production volume which is low, we believe that we will not be able to enter into a replacement manufacturing arrangement on economically feasible terms and that we will not be able to obtain the product after termination of the existing manufacturing arrangement. We applied the statutory income tax rate of the applicable tax jurisdiction to calculate the after-tax impact of this discrete item.

(2) We believe that the change from period to period due to specific acquisition-related purchase accounting and integration costs is not representative of ongoing operations and is not indicative of future performance. Specific acquisition-related discrete costs do not include amortization expense related to acquired intangible assets. We applied the statutory income tax rates of the applicable tax jurisdictions to calculate the after-tax impact of these discrete items.

(3) We believe that certain significant discrete income tax items create impacts on financial measures that are not indicative of future performance because the items are not likely to recur within a reasonable period. For 2008, the separately identified discrete income tax benefit was due to a reduction in international deferred tax liabilities due to lower anticipated international tax rates.

(4) The sum of the individual items may not equal the non-GAAP measurement due to rounding of the individual items in this presentation.

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 8 of 13

	IDEXX Laboratories, Inc. and Subsidiaries
	Segment Information
	Amounts in thousands (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2008	2007	2008	2007
Revenue:	CAG	$230,752	$194,025	$434,361	$367,458
	Water	20,150	17,105	36,966	31,510
	PAS	21,489	18,683	42,651	35,494
	Other	8,179	7,233	15,666	13,739
	Total	$280,570	$237,046	$529,644	$448,201

Gross Profit:	CAG	$120,800	$89,049	$222,785	$175,379
	Water	12,433	10,809	22,748	20,041
	PAS	14,430	11,302	28,663	22,265
	Other	3,501	2,931	6,628	4,845
	Unallocated	96	130	272	270
	Total	$151,260	$114,221	$281,096	$222,800

Income from
Operations:	CAG	$47,807	$23,179	$77,362	$46,764
	Water	8,302	7,156	14,572	12,798
	PAS	5,514	3,760	11,342	7,725
	Other	(54)	(101)	(243)	(514)
	Unallocated	(2,678)	(1,527)	(5,423)	(3,429)
	Total	$58,891	$32,467	$97,610	$63,344

Gross Profit
(as a percentage
of revenue):	CAG	52.4%	45.9%	51.3%	47.7%
	Water	61.7%	63.2%	61.5%	63.6%
	PAS	67.2%	60.5%	67.2%	62.7%
	Other	42.8%	40.5%	42.3%	35.3%

Income from
Operations
(as a percentage
of revenue):	CAG	20.7%	11.9%	17.8%	12.7%
	Water	41.2%	41.8%	39.4%	40.6%
	PAS	25.7%	20.1%	26.6%	21.8%
	Other	(0.7%)	(1.4%)	(1.6%)	(3.7%)

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 9 of 13

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)
Three Months Ended
Net Revenue	June 30, 2008	June 30, 2007	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect(3)

CAG	$230,752	$194,025	$36,727	18.9%	4.0%	0.4%	14.5%
Water	20,150	17,105	3,045	17.8%	4.2%	-	13.6%
PAS	21,489	18,683	2,806	15.0%	11.4%	-	3.6%
Other	8,179	7,233	946	13.1%	5.1%	-	8.0%
Total	$280,570	$237,046	$43,524	18.4%	4.7%	0.3%	13.4%

Three Months Ended
Net CAG Revenue	June 30, 2008	June 30, 2007	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect(3)

Instruments and consumables	$80,777	$71,490	$9,287	13.0%	4.7%	-	8.3%
Rapid assay products	41,265	36,588	4,677	12.8%	1.9%	-	10.9%
Laboratory and consulting services	79,341	68,548	10,793	15.7%	5.2%	1.2%	9.3%
Practice information management systems and digital radiography	14,015	11,697	2,318	19.8%	1.7%	-	18.1%
Pharmaceutical products	15,354	5,702	9,652	169.3%	-	-	169.3%
Net CAG revenue	$230,752	$194,025	$36,727	18.9%	4.0%	0.4%	14.5%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the three months ended June 30, 2008 to the three months ended June 30, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the three months ended June 30, 2008 compared to the three months ended June 30, 2007 from businesses acquired since April 1, 2007.

(3) Organic growth

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 10 of 13

IDEXX Laboratories, Inc. and Subsidiaries
Revenues by Product and Service Categories
Amounts in thousands (Unaudited)
Six Months Ended
Net Revenue	June 30, 2008	June 30, 2007	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect(3)

CAG	$434,361	$367,458	$66,903	18.2%	4.1%	1.5%	12.6%
Water	36,966	31,510	5,456	17.3%	4.4%	-	12.9%
PAS	42,651	35,494	7,157	20.2%	11.7%	5.8%	2.7%
Other	15,666	13,739	1,927	14.0%	4.9%	6.5%	2.6%
Total	$529,644	$448,201	$81,443	18.2%	4.8%	1.9%	11.5%

Six Months Ended
Net CAG Revenue	June 30, 2008	June 30, 2007	Dollar Change	Percentage Change	Percentage Change from Currency (1)	Percentage Change from Acquisitions (2)	Percentage Change Net of Acquisitions and Currency Effect(3)

Instruments and consumables	$156,387	$138,446	$17,941	13.0%	4.8%	-	8.2%
Rapid assay products	79,487	67,825	11,662	17.2%	2.1%	-	15.1%
Laboratory and consulting services	149,448	126,436	23,012	18.2%	5.2%	4.3%	8.7%
Practice information management systems and digital radiography	29,040	24,222	4,818	19.9%	1.9%	-	18.0%
Pharmaceutical products	19,999	10,529	9,470	89.9%	-	-	89.9%
Net CAG revenue	$434,361	$367,458	$66,903	18.2%	4.1%	1.5%	12.6%

(1) Represents the percentage change in revenue attributed to the effect of changes in currency rates from the six months ended June 30, 2008 to the six months ended June 30, 2007.

(2) Represents the percentage change in revenue attributed to incremental revenues during the six months ended June 30, 2008 compared to the six months ended June 30, 2007 from businesses acquired since January 1, 2007.

(3) Organic growth

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 11 of 13

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Balance Sheet
Amounts in thousands (Unaudited)

		June 30,	December 31,
		2008	2007
Assets:	Current Assets:
	Cash and cash equivalents	$75,265	$60,360
	Accounts receivable, net	120,565	108,384
	Inventories	106,182	98,804
	Other current assets	37,052	38,115
	Total current assets	339,064	305,663
	Property and equipment, at cost	292,515	255,176
	Less: accumulated depreciation	125,911	113,324
	Property and equipment, net	166,604	141,852
	Other long-term assets, net	259,221	254,664
	Total assets	$764,889	$702,179
Liabilities and
Stockholders’
Equity:	Current Liabilities:
	Accounts payable	$25,357	$32,510
	Accrued expenses	103,966	107,248
	Debt	158,715	72,956
	Deferred revenue	11,014	10,678
	Total current liabilities	299,052	223,392
	Long-term debt, net of current portion	5,350	5,727
	Other long-term liabilities	32,026	34,737
	Total long-term liabilities	37,376	40,464

	Stockholders’ Equity:
	Common stock	9,502	9,450
	Additional paid-in capital	532,950	514,773
	Deferred stock units	2,546	2,201
	Retained earnings	652,777	585,862
	Treasury stock, at cost	(800,325)	(696,668)
	Accumulated other comprehensive income	31,011	22,705
	Total stockholders’ equity	428,461	438,323
	Total liabilities and stockholders’ equity	$764,889	$702,179

IDEXX Laboratories, Inc. and Subsidiaries
Key Balance Sheet Information (Unaudited)

		June 30,	December 31,
		2008	2007
Key
Balance Sheet	Days sales outstanding	39.9	39.4
Information:	Inventory turns	2.1	2.3

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 12 of 13

IDEXX Laboratories, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Six Months Ended
		June 30,	June 30,
		2008	2007
Operating:	Cash Flows from Operating Activities:
	Net income	$66,915	$42,691
	Non-cash charges	27,354	25,401
	Changes in current assets and liabilities, net of
	acquisitions and disposals	(26,129)	(5,375)
	Net cash provided by operating activities	$68,140	$62,717
Investing:	Cash Flows from Investing Activities:
	Decrease in investments, net	-	35,000
	Purchase of property and equipment	(42,564)	(26,235)
	Acquisition of businesses and intangible assets	(8,514)	(85,507)
	Acquisition of equipment leased to customers	(429)	(525)
	Net cash used by investing activities	$(51,507)	$(77,267)
Financing:	Cash Flows from Financing Activities:
	Borrowings on revolving credit facilities, net	85,591	77,785
	Purchase of treasury stock	(102,331)	(92,114)
	Proceeds from exercise of stock options	9,174	11,986
	Tax benefit from exercise of stock options	3,198	4,070
	Net cash provided (used) by financing activities	$(4,368)	$1,727
	Net effect of exchange rate changes	2,640	745
	Net increase (decrease) in cash and cash equivalents	14,905	(12,078)
	Cash and cash equivalents, beginning of period	60,360	61,666
	Cash and cash equivalents, end of period	$75,265	$49,588

	IDEXX Laboratories, Inc. and Subsidiaries
	Free Cash Flow
	Amounts in thousands (Unaudited)
		Six Months Ended
		June 30,	June 30,
		2008	2007
Free Cash
Flow:	Net cash provided by operating activities	$68,140	$62,717
	Financing cash flows attributable to tax benefits from exercise of stock options	3,198	4,070
	Purchase of fixed assets	(42,564)	(26,235)
	Acquisition of equipment leased to customers	(429)	(525)
	Free cash flow	$28,345	$40,027

Free cash flow indicates the cash generated from operations and tax benefits attributable to stock option exercises, reduced by investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.

IDEXX Announces Second Quarter Results
July 25, 2008
Page of 13 of 13

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Share repurchases during the period	1,002	1,309	1,952	2,119
Average price paid per share	$50.89	$44.07	$52.42	$43.47

Shares remaining under repurchase authorization as of June 30, 2008			4,900

IDEXX Laboratories, Inc. and Subsidiaries
Earnings per Share Adjusted for Stock Split (Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	June 30,	June 30,	June 30,	June 30,
	2008	2007	2008	2007

Basic
As reported	$0.66	$0.70	$1.11	$1.38
Adjusted for stock split	$0.66	$0.35	$1.11	$0.69
Diluted
As reported	$0.63	$0.67	$1.06	$1.32
Adjusted for stock split	$0.63	$0.34	$1.06	$0.66